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                                                                   EXHIBIT 10.19

                            DATED 1st September 1987

                         BRIDGER PROPERTIES LIMITED (1)


                                       and


                           NEWS INTERNATIONAL PLC (2)






                                      LEASE

                                     -- of -


                                2 Kew Bridge Road
                               Brentford Middlesex


                  TERM COMMENCES   :     24th June 1987

                  LENGTH           :     25 years

                  EXPIRES          :     23rd June 2012

                  RENT             :     L320,000.00 per annum (subject to
                                         review at the fifth tenth fifteenth and
                                         twentieth anniversaries of the
                                         commencement date)


                                 Jonas & Parker
                                45 Castle Street
                                    Salisbury
                                    Wiltshire



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THIS LEASE made the 1st [STAMP]
September One thousand nine hundred and eighty-seven

BETWEEN:-

(1) BRIDGER PROPERTIES LIMITED whose registered office is situate at 36 Milford Street Salisbury Wiltshire (hereinafter called "the Landlord" which expression shall where the context so admits include the reversioner for the time being expectant on the determination of the term hereby granted)

(2) NEWS INTERNATIONAL Plc whose registered office is situate at P.O. Box 495 1 Virginia Street London E1 9XY (hereinafter called "the Tenant" which expression shall whether the Tenant or any of its successors in title be one person or more than one person or a firm or company or any combination thereof and where the context so admits include his its or their respective successors in title)

WITNESSETH as follows:-

1.  IN this Lease:-

    (1) The following expressions have unless the context otherwise requires the following meanings:-

          (a) "the Demised Premises" means the premises described in Part I of the First Schedule and all additions and alterations thereto and all Landlord's fixtures from time to time annexed thereto

          (b) "the Yearly Rent" means a rent of Three hundred and twenty thousand pounds (L320,000.O0) per annum or such other rent as may from time to time be substituted therefor pursuant to the provisions of the Second Schedule

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     (c) "the Insurance Rent" means the amount of gross premiums and other costs and expenses from time to time required to effect or procure the insurance of the Demised Premises (including loss of rent insurance) in accordance with the Landlord's covenant in that behalf hereinafter contained

     (d) "the Management Charge" means such costs and expenses as may be reasonably incurred by the Landlord in retaining the services of agents for the purpose of acting as agent of the Landlord in connection with the performance and observance of all rights obligations covenants agreements and undertakings of the parties hereunder other than for the purpose of collecting the Yearly Rent and Insurance Rent PROVIDED THAT in no event shall such charge exceed three per centum of the aggregate of the annual Yearly Rent and Insurance Rent payable hereunder

     (e) "Conducting Media" means sewers drains pipes wires cables ventilation ducts heating ducts and other conducting media and includes any apparatus (not being tenant's or trade fixtures) connected to any Conducting Media for enabling use to be made of the Conducting Media or of any water gas electricity heating ventilation air conditioning or other effluvia passing through Conducting Media

     (f) "Legislation" means all Acts of Parliament and all orders regulations and bye-laws made pursuant to any



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     Act of Parliament or otherwise having the force of law

     (g) "the Planning Acts" means the legislation from time to time in force relating to Town and Country Planning

     (h) "Rent Restriction Legislation" means any legislation which renders unlawful or otherwise precludes (a) any demand for or payment of or acceptance of the whole or any part of the Yearly Rent which would otherwise be for the time being payable hereunder or (b) the requiring or carrying out of any review of the Yearly Rent at the times and in the manner herein provided

     (i) "the Review Dates" means the fifth tenth fifteenth and twentieth anniversaries of the term hereby granted

     (j) "Insured Risks" means the risk of damage or destruction by fire (other than fire risks from time to time excluded from the fire policy issued by the Landlord's insurers) storm earthquake riot damage by malicious persons damage impact and aircraft flooding and damage by bursting water pipes or any such other risks as the Landlord at his own discretion may from time to time insure pursuant to the Landlord's covenant in that behalf hereinafter contained

     (k) "the Prescribed Rate" means interest of a rate 3 per cent above the base rate from time to time of Lloyds Bank Plc

     (l) "Sub-lettable Unit" shall mean any of the areas on the ground first and second floors of the Demised


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         premises shown for the purposes of identification only edged blue on the plans B, C and D annexed hereto

     (2) Where two or more persons constitute a party to this Lease covenants by that party herein contained or implied shall be deemed to be made by those persons jointly and severally

     (3) References to "the tenancy" hereinafter contained shall be deemed to be references both to the term of years hereby demised and to any extension or continuation thereof whether pursuant to the provisions of the Landlord and Tenant Act 1954 or any similar legislation from time to time in force or otherwise which tenancy shall be deemed to have commenced on the date of commencement of the said term hereinafter stipulated

     (4) The expression "termination" in relation to the tenancy means termination in any manner whether by effluxion of time notice forfeiture surrender or otherwise and the expression "terminating" bears a corresponding meaning

     (5) Words importing the masculine gender only shall also import the feminine gender or the feminine gender shall (in relation to a corporation aggregate) also import the appropriate words of the neuter gender and words importing the singular number only shall also import the plural number and respectively vice versa

     (6) Any reference to any Act of Parliament shall include any modification extension or re-enactment thereof for the time being in force and shall include any instrument



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     regulation scheme order plan permission direction or condition for the time being issued or made or given thereunder or deriving validity therefrom

2. THE Landlord hereby demises unto the Tenant ALL THOSE the Demised Premises TO HOLD the same unto the Tenant for the term of Twenty-five years commencing on the 24th day of June One thousand nine hundred and eighty-seven YIELDING AND PAYING therefor throughout the term the Yearly Rent and the Insurance Rent the Yearly Rent being payable by equal quarterly installments in advance on the usual quarter days by standing order to the Landlord's bank account the Insurance Rent and the Management Charge being payable forthwith on demand from time to time and to be recoverable as rent by the Landlord and subject to all the Landlord's remedies under this Lease in respect of rent in arrear and SUBJECT TO the matters referred to in Part II of the First Schedule so far as the same affect the Demised Premises and are still subsisting and capable of taking effect

3.   THE Tenant hereby covenants with the Landlord:

     (1) To pay the Yearly Rent and the Insurance Rent hereby reserved at the times and in the manner aforesaid and any Value Added Tax payable thereon respectively and without any deduction

     (2) To pay all rates taxes assessments impositions and outgoings whether of an existing or novel kind now or at any time hereafter during the said term levied imposed or charged exclusively in respect of the Demised Premises or any part thereof whether payable by the Landlord or the Tenant and a fair and due proportion (as determined by the


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     Landlord's Surveyor whose decision shall be final) of any such rates taxes assessments impositions and outgoings levied imposed or charged on the Demised Premises in common with any other premises of the Landlord

     (3) To repair and keep in good and substantial repair and to renew and rebuild whenever necessary and keep clean and properly decorated all to the reasonable satisfaction of the Landlord's Surveyor the whole of the Demised Premises damage by the Insured Risks excepted provided that the policy or policies or insurance effected by the Landlord shall not have been vitiated or payment of the policy monies refused in whole or in part as a consequence of some acts neglect or omission of or permitted by the Tenant or any sub-tenant or their respective servants agents licencees or invitees

     (4) (a) In every third year of the tenancy and also in the last three months of the tenancy howsoever terminating in a workmanlike manner to prepare and paint with at least three coats of good quality paint of a colour approved by the Landlord all parts of the exterior of the Demised Premises previously or usually painted and clean and where appropriate repoint and treat with the like protective and decorative finishes as shall have previously been applied or otherwise with such protective and decorative finishes approved by the Landlord as are necessary for their proper maintenance all other parts of the exterior of the Demised Premises

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          (b) In every fifth year of the tenancy and also in the last three months of the tenancy howsoever terminating in a workmanlike manner to prepare and paint with at least two coats of good quality paint all parts of the interior of the Demised Premises previously or usually painted and clean and where appropriate treat with the like protective and decorative finishes as shall previously have been applied or otherwise with such protective and decorative finishes as are necessary for their proper maintenance all other parts of the interior of the Demised Premises Provided that the painting and treatment to be carried out in the last three months of the tenancy shall be in colours and with finishes previously approved by the Landlord

     (5) To keep the Demised Premises in a clean and tidy condition and regularly to remove therefrom all waste or offensive materials and articles and without prejudice to the generality of the foregoing to maintain the flower beds forming part of the Demised Premises in a neat and tidy condition and properly planted and to replace all shrubs as and when necessary and not to cut down any trees, shrubs or bushes therein without the consent of the Landlord which shall not be unreasonably withheld

     (6) To comply in all respects with all requirements (whether placed on the Landlord or the Tenant) of all present and future legislation and of all competent authorities as to the condition of the Demised Premises and

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     the user thereof and the activities carried on thereat and any works or alterations executed or required to be executed thereon or in respect thereof or in any other way affecting the Demised Premises and to keep the Landlord indemnified against all actions proceedings claims or demands which may be brought or made by reason of any such requirements not having been duly complied with and if as a result of any such requirements the Landlord shall carry out any works or alterations to the Demised Premises the Tenant shall repay to the Landlord on demand the expenses thereby incurred by the Landlord or a fair proportion thereof as determined by the Landlord's Surveyor whose decision shall be final save in the case of manifest error

     (7) At the termination of the tenancy to yield up the Demised Premises and all fixtures therein in such repair and condition as is required by the covenants on the part of the Tenant herein contained PROVIDED THAT:-

          (a) the Tenant may before such termination remove all tenant's or trade fixtures but shall make good any damage thereby caused to the Demised Premises to the Landlord's reasonable satisfaction

          (b) if after the termination of the tenancy there shall be left on the Demised Premises any tenant's or trade fixtures or any chattels or refuse the Landlord may treat the same as having been abandoned by the Tenant and may arrange for the removal and destruction or disposal thereof as the Landlord thinks fit and the

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          Tenant shall pay to the Landlord on demand the cost of such removal and destruction or disposal and shall indemnify the Landlord against any liability resulting therefrom and

          (c) if the Tenant shall fail to yield up the Demised Premises in such repair and condition as aforesaid the Landlord may if it thinks fit effect any repairs decorations and other works which ought to have been carried out by the Tenant pursuant to the covenants on the part of the Tenant herein contained and the Tenant shall pay to the Landlord on demand the cost of such repairs decorations and other works effected by the Landlord together with mesne profits at a rate equal to the rack rental value of the Demised Premises at the date of such termination for the period reasonably required for the carrying out of such work and the Landlord's Surveyor's certificate as to the amount of such cost and mesne profits shall be conclusive and binding on the parties

     (8) To permit the Landlord and those authorised by it at all reasonable times during normal business hours (except in case of emergency) on giving reasonable notice to the Tenant (except in case of emergency) to enter upon the Demised Premises or any part thereof for any of the following purposes:-

          (a) inspecting the Demised Premises and taking schedules of the condition thereof and of the Landlords fixtures therein

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          (b) repairing altering adding to rebuilding or replacing any adjacent premises or any Conducting Media comprised in the Demised Premises but which serve or are capable of serving other premises and

          (c) doing anything which the Landlord considers necessary for the performance by the Landlord of the covenants on its part hereinafter contained

     PROVIDED THAT the person so entering shall cause as little inconvenience as reasonably possible to the Tenant or other occupiers of the Demised Premises and shall make good any damage to the Demised Premises or the property or fixtures and fittings of the Tenant or other occupiers of the Demised Premises which that person causes

     (9) (a) To permit the Landlord and those authorised by it at all reasonable times during normal business hours (except in case of emergency) on giving reasonable notice to the Tenant (except in case of emergency) to enter upon the Demised Premises in order to carry out any works to which this sub-clause applies and which the Tenant has failed to carry out within two months after service upon the Tenant of a notice requiring the same to be carried out

          (b) The works (hereinafter referred to as "the Prescribed Works") to which this sub-clause applies are:-

          (i) the carrying out and completion in the manner required by this Lease of any repairs or other

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               works which the Tenant is obliged to carry out by the terms of this Lease

          (ii) the removal of any alterations additions or other works carried out or commenced on the Demised Premises without all necessary licences consents permissions and approvals of the Landlord the Local Planning Authority and any other authority or person having been obtained and

          (iii) the removal or (at the Landlord's option) the completion in a good and workmanlike manner in accordance with the terms of this Lease and of such licences consents permissions and approvals of any alterations additions or other works which have not been so completed

          Provided that the carrying out of such works shall cause as little inconvenience as reasonably possible to the Tenant or other occupiers of the Demised Premises or the property or fixtures and fittings of the Tenant or other occupiers of the Demised Premises and the Landlord shall make good any damage caused to the Demised Premises or the property

     (10) To pay to the Landlord on demand all expenses (including Solicitors' Surveyors' and other professional fees) reasonably and properly incurred by the Landlord in or in connection With:-

          (a) carrying out any of the Prescribed Works

          (b) the preparation and service of any notice under Section 146 or
          Section 147 of the Law of Property Act

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          1925 notwithstanding that forfeiture is avoided otherwise than by relief granted by the Court or

          (c) the preparation and service at any time during or after the termination of the tenancy of any notice or schedule of dilapidations

     (11) Not to make any alteration or addition to or in any way injure the Demised Premises or any part thereof or the internal arrangement thereof or the Conducting Media comprised in or serving the Demised Premises other than alterations to the internal arrangement of the Demised Premises through the erection or demounting of non-structural demountable partitioning which does not affect the structure thereof full written details including plans and specifications of such erection or demounting to be given to the Landlord immediately on completion thereof PROVIDED that with the prior written consent of the Landlord such consent not to be unreasonably withheld the Tenant may make internal alterations to the Demised Premises and connections to the Conducting Media therein which do not affect the structure thereof full written details including plans and specifications of such alterations and connections to be given to the Landlord immediately upon completion thereof

     (12) Not to interfere with or obstruct any Conducting Media and without prejudice to the generality of the foregoing not to throw or permit to be thrown any dirt rubbish rags or other refuse into the sinks lavatories cisterns or waste or soil pipes in the Demised Premises

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     (13) Not without the consent of the Landlord to display upon the exterior of the Demised Premises or upon the interior thereof so as to be visible outside the Demised Premises any lettering advertisement sign notice placard flag or similar device provided that such consent shall not be unreasonably withheld or delayed to a sign displaying the name and business of the Tenant or of any permitted sub-tenant and the name of the Building

     (14) Not to use or permit to be used the Demised Premises or any part thereof for any illegal or immoral purpose or for the sale of any beer wine spirit or liquor or for any sale by auction and not to permit any person to reside at the Demised Premises and not to bring upon the Demised Premises anything of an explosive or inflammable nature or which may overload any part of the Demised Premises

     (15) Not to use the Demised Premises or any part thereof for any purpose other than as offices as the same were previously defined in Class II of the Town and Country Planning (Use Classes) Order 1972

     (16) In relation to the Planning Acts:-

          (a) not to make any application under the Planning Acts for permission to carry out any development (as defined by the Planning Acts) or for the approval of anything in connection therewith unless the Tenant shall previously have obtained all consents licences and approvals of the Landlord required under this Lease for the carrying out of such development

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          (b) Not to make any such application except in such form and for such duration whether limited or unlimited as the Landlord may approve which approval shall not be unreasonably withheld

          (c) Not to implement any planning permission or approval unless the same has been submitted to and approved in writing by the Landlord whose approval shall not be unreasonably withheld

          (d) In the event of the Tenant carrying out any works in implementation of any planning permission or approval so approved to carry out and complete all works required to implement the same in a good and workmanlike manner in accordance with the terms of such permission or approval

          (e) To make or secure to the satisfaction of the Secretary of State or other authority appointed for the purpose any payment that may be required for any planning permission or approval which may be granted and so to do for the full term of the permission or approval and similarly to make or secure any payment that may be required in respect of any development or the continuance or retention of any development being a permission or approval implemented or development carried out or continued or retained at any time during the currency of the tenancy

          (f) Unless the Landlord otherwise directs to carry out before the termination of the tenancy or such earlier

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          date as may be nominated by the Landlord any works required to be carried out to the Demised Premises by a date subsequent to the termination of the tenancy by any limitation or condition to which any planning permission or approval implemented by or under or for the benefit of the Tenant is subject

          (g) To produce to the Landlord or the Landlord's agents when required all such drawings documents and other evidence that the provisions of this sub-clause (16) have been complied with as it or they may reasonably require

          (h) For the avoidance of doubt the Landlord's approval of any application permission or approval under this sub-clause may be refused on the grounds (inter alia) that the period thereof or anything contained therein or omitted therefrom or the implementation thereof would in the reasonable opinion of the Landlord's Surveyor be likely to be prejudicial to the interests of the Landlord whether in relation to the Demised Premises or any neighbouring premises or otherwise and whether during the currency of the tenancy or thereafter or might in the Landlord's opinion give rise to a taxation or potential taxation liability on the Landlord

     (17) Within seven days of the receipt of the same by the Tenant to give full particulars to the Landlord or the Landlord's Surveyor of any notice or order or proposal for a notice or order given issued or made to or on the Tenant by

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     any competent authority pursuant to Legislation and if so required by the
     Landlord or the Landlord's Surveyor to produce such notice order or proposal to them and without delay to take all necessary steps to comply with any such notice order or proposal and at the request of the Landlord or the Landlord's Surveyor but at the cost of the Tenant to make or join with the Landlord in making such objections or representations against or in respect of any such notice order or proposal as they or any of them shall deem expedient

     (18) Not knowingly to permit any person to encroach upon or to acquire any right of light air way water or drainage or other easement over the Demised Premises but forthwith to inform the Landlord of any such encroachment or of any act or thing which might result in the acquisition of any right or easement over the Demised Premises and to do all acts and things which may be necessary or expedient to prevent such encroachment or the acquisition of any such right or easement Provided that if the Tenant shall fail to do such acts and things as aforesaid the Landlord shall have power to enter upon the Demised Premises for the purpose of doing the same and any expenses which the Landlord thereby incurs shall be paid by the Tenant to the Landlord on demand

     (19) Not to do or omit or cause any act or thing which might invalidate or prejudicially affect any insurance of the Demised Premises or any adjoining premises or render to be insurance monies in whole or in part irrecoverable and at

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     the Tenant's expense to comply with any requirements of the insurers for the time being thereof

     (20) In the event of the premiums payable for the insurance of the Demised Premises or any neighbouring premises being increased by reason of any act or default of the Tenant to pay on demand to the Landlord or to whomsoever the Landlord shall direct the amount of such increase

     (21) Not to mortgage charge part with the possession of or permit any other person to occupy the whole or any part of the Demised Premises save that the Tenant may with the written consent of the Landlord (which consent shall not be unreasonably withheld or delayed):-

          (a) assign the whole of the Demised Premises to a person (in this paragraph called "the proposed Assignee") not intending to use the Demised Premises or any part thereof for any purpose other than in accordance with Clause 3 (15) hereof who has previously entered into a covenant with the Landlord in such form as the Landlord shall reasonably require to pay the rent hereby reserved and to observe and perform the Tenant's covenants and the conditions herein contained and who (if a private limited company) has also procured that two persons acceptable to the Landlord have each entered into a covenant with the Landlord in such form as the Landlord shall reasonably require that the proposed Assignee will as from the date of the assignment of the Demised Premises to the proposed Assignee pay such rent and observe and perform such covenants and conditions or

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          (b) underlet the whole of the Demised Premises to a person not intending to use the Demised Premises or any part thereof for any purpose other than in accordance with Clause 3(15) hereof who has previously entered into a covenant with the Landlord in the same terms as this paragraph at the best rent reasonably obtainable without taking a fine or premium by means of an underlease which contains like covenants on the part of the underlessee to the Tenant's covenants and like conditions to the conditions herein contained and the like provisions for review at each of the Review Dates of the rent thereby reserved to those contained in the Second Schedule hereto

          (c) underlet part of the Demised Premises on the same terms as are contained in clause 3(21)(b) hereof PROVIDED that:

          (i) save as provided in paragraph (d) below the maximum number of underlettings permitted by this sub-clause shall be two and

          (ii) underletting of part of any sub-lettable unit is hereby expressly prohibited

          (d) for the purposes of paragraph (c) of this sub-clause an underletting of two or more sub-lettable units to the same tenant shall be treated as a single underletting and notwithstanding the first proviso to the said sub-clause more than two underlettings shall

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          be permitted pursuant thereto provided that the security of tenure provisions of Part II of The Landlord and Tenant Act 1954 shall have been excluded by Order of the Court from any such additional underletting and PROVIDED FURTHER that so long as this Lease shall be vested in NEWS INTERNATIONAL PLC such company may without the necessity of obtaining any such consent part with possession or occupation of the Demised Premises as a whole or in part with or to a holding or subsidiary company (within the meaning of Section 736 of the Companies Act 1985) for the same purposes as are permitted by this Lease provided no tenancy is thereby created

     (22) Not to allow any underlessee or other person deriving title to the Demised Premises from the Tenant to assign mortgage charge underlet part with the possession of or permit any other person to occupy the Demised Premises or any part thereof save that with the written consent of the Landlord which consent shall not be unreasonably withheld and upon terms (mutatis mutandis) of paragraph (22)(a) & (b) of this Clause the Tenant may permit such underlessee or other person to assign or underlet the whole of the Demised Premises

     (23) (a) To procure that every assignee underlessee licensee or other person in whose favour any disposition (whether affecting the Demised Premises or any derivative interest therein) is effected or upon whom the Demised Premises or any such derivative

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          interest shall devolve by operation of law shall (without any demand in that behalf) within twenty-one days after such disposition or devolution occurs leave a certified copy of the instrument effecting the disposition or notice of the devolution together with any instrument evidencing the same with the Landlord for registration

          (b) To procure that upon every registration of each instrument or notice under the foregoing provisions the person leaving the same pays to the Landlord its registration fee of fifteen pounds together with any Value Added Tax payable thereon

     (24) To permit the Landlord at any time (in the case of a proposed sale mortgage or charge of the Landlord's interest) or during the last six months of the term hereby granted and the remainder of the tenancy thereafter (in the case of a proposed letting) to display upon some part of the exterior of the Demised Premises in such a position as not to interfere with the light or air enjoyed by the Demised Premises or the Tenant's user thereof a notice advertising that the same are for sale or to let and to permit prospective purchasers mortgagees chargees or lessees to inspect the Demised Premises at reasonable times by prior appointment during normal business hours

     (25) To pay on a full indemnity solicitor and own client basis the reasonable and properly incurred costs and disbursements (including stamp duties) of the Landlord's

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     Solicitors and the reasonably and properly incurred costs and disbursements of the Landlord's Surveyors Architects and other professional advisers and the Landlords reasonable administration fee in connection with any Deed or other thing hereby required to be executed or done at the Tenant's expense or any licence consent or approval applied for by the Tenant relating to the Demised Premises or the provisions of this Lease whether or not the same shall be executed done or given together with any Value Added Tax payable thereon

     (26) Not to store stack place lay out or leave outside the Demised Premises any rubbish or refuse or other material (except in refuse bins designed for the purpose in the bin area) and not to obstruct or cause or suffer to be obstructed the accessways serving or adjoining the Demised Premises or any adjoining premises or any part or parts thereof

     (27) To ensure that nothing of an explosive or highly inflammable nature and no engine or machinery shall be brought into or stored in the Demised Premises nor any safe or other heavy article which in the opinion of the Landlord is likely to affect the stability of the structure of the Demised Premises

     (28) If so required by the Landlord to pay forthwith on demand interest at the Prescribed Rate both before and after judgement upon:-

          (a) any instalment of the Yearly Rent or any sum due as or as part of or on account of the Insurance Rent

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          which shall not have been paid to the Landlord within seven days after the same became due for the period from the date on which the same became due to the date on which the same was paid and

          (b) any other expenditure by the Landlord for which the Tenant is obliged to reimburse the Landlord for the period from the date of such expenditure to the date on which such reimbursement was made

     (29) To indemnify the Landlord from and against all claims costs damages and expenses made against or incurred by the Landlord as a result of the Tenants occupation of the Demised Premises or on account of the rights herein reserved or granted by the Landlord

     (30) If and for so long as the Tenant is ordinarily resident outside England and Wales or is a company or corporate body with a registered office outside England and Wales the Tenant hereby covenants and declares that the Tenant will from time to time serve notice in writing on the Landlord specifying for the purposes of this Clause 3 (30) the name and address of a person within England and in any action in respect of this Lease being begun by writ by the Landlord against the Tenant such writ may (in addition to or substitution for any method specified by this Lease or by the Rules of the Supreme Court) be served upon the Tenant by posting such writ in an ordinary pre-paid envelope addressed to the person so specified from time to time and unless and until the Landlord shall be notified by the Tenant that the

     Tenant has specified some other person within England service upon such specified person shall be deemed to be good service of such writ upon the Tenant

4.   THE Landlord hereby covenants with the Tenant as follows:

     (1) that subject to the Tenant paying the Insurance Rent the Landlord will insure and keep insured the Demised Premises (unless such insurance shall be vitiated by any act or default of the Tenant or any person claiming through the Tenant or his or their servants agents licensees or visitors) with an insurance company of repute as the Landlord shall determine against damage or destruction by the Insured Risks in an amount equal to the full reinstatement value of the Demised Premises (as determined by the landlord's Surveyors) plus the estimated cost of clearing debris and of Architects' Surveyors' and other professional fees in connection with reinstatement plus (if required by the Landlord) provision for increased costs plus loss of three years' rent of the Demised Premises (but in respect of any years or part thereof from a Review Date and any years or part thereof following the expiration of the term hereby granted at such rent as shall reasonably be required by the Landlord) and will in the event of the Demised Premises being destroyed or damaged by any of the Insured Risks with all practicable speed and subject to all necessary licences consents permissions and approvals being obtainable lay out the money received in respect of such insurance (other than in respect of loss of rent) in reinstating the damage in respect of which the same shall have been paid

     (2) To permit the Tenant to notify the Landlord's insurers of the Tenant's interest in the Demised Premises

     (3) To provide the Tenant not more than once every twelve months on request with details of the said policy

     (4) That the Tenant paying the rents hereby reserved and observing and performing the covenants on its part and the conditions herein contained shall peaceably hold and enjoy the Demised Premises throughout the said term without any lawful interruption by the Landlord or any person lawfully claiming under through or in trust for the Landlord

5.   PROVIDED ALWAYS AND IT IS EXPRESSLY AGREED as follows:-

     (1) If the rents hereby reserved or any part thereof shall be unpaid for twenty one days after becoming payable (whether formally demanded or not) or if any covenant on the Tenant's part or conditions herein contained shall not be performed or observed or if the Tenant being an individual shall become bankrupt or enter into any composition with the Tenant's creditors or being a company shall enter into liquidation (other than a voluntary members liquidation for the purpose of reconstruction or amalgamation forthwith carried into effect and not involving any reduction of capital) or have a receiver appointed of its undertaking or assets or any part thereof or if any distress or execution shall be levied upon the Tenant's goods then and in any of the said cases it shall be lawful for the Landlord at any time thereafter to re-enter upon the Demised Premises or any part thereof in the name of the whole and thereupon this demise shall absolutely determine but without prejudice to the right of action of the Landlord in respect of any breach of the Tenant's covenants herein contained

     (2) That if the Demised Premises or any part thereof shall be so destroyed or damaged by any of the Insured Risks as to be unfit for occupation and use by the Tenant then (unless any of the insurance money in respect of loss of rent shall have been rendered irrecoverable by the act or default of the Tenant or any other person deriving title from the Tenant or any licensee or invitee of the Tenant or any such other person) the rent hereby reserved or a fair proportion thereof according to the extent of the damage shall be suspended and cease to be payable until the Demised Premises shall be reinstated and fit for occupation and use or until the expiration of three years from the date of such destruction or damage whichever shall be the earlier provided that any dispute as to the amount or length of such suspension shall be determined by an independent Surveyor (acting as expert) appointed by the President of the Royal Institution of Chartered Surveyors on the application of either party

     (3) The Landlord may retain for its own benefit any commissions or discounts received or obtained by it on or based on the gross premiums and other costs which would otherwise be paid incurred or suffered by the Landlord in insuring or procuring the insurance of the Demised Premises in accordance with the Landlord's covenant in that behalf herein contained.

     (4) Subject to the provisions of sub-section (2) of Section 38 of the Landlord and Tenant Act 1954 neither the Tenant nor any person deriving title from the Tenant to the whole or any part of the Demised Premises shall be entitled on quitting the Demised Premises or any part thereof to any compensation under Section 37 of the said Act

     (5) Any consent permission licence or approval purporting to be given by the Landlord to the Tenant in relation to this Lease or the Demised Premises whether or not the same be required to be obtained by the Tenant by any of the covenants or conditions herein contained shall be ineffective unless the same be given either:-

          (a) by Deed or

          (b) by writing under the hand of the Landlord or some duly authorised officer or agent of the Landlord expressly stating that the Landlord does not require the same to be by Deed

     (6) That no demand for or acceptance or receipt of any part of the Yearly Rent or any payment on account thereof shall operate as a waiver by the Landlord of any right which the Landlord may have to forfeit this Lease by reason of the breach of covenant or condition by the Tenant notwithstanding that the Landlord may know or be deemed to know of such breach at the date of such demand acceptance or receipt

                                     [MAP]

                                  [FLOOR PLAN]

                                  [FLOOR PLAN]

                                  [FLOOR PLAN]

     (7) Nothing herein contained shall operate to grant by implication or otherwise any estate right or easement not hereby expressly granted by the Landlord

     (8) The provisions of Section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 shall apply to any notices served pursuant to or in connection with this Lease as if such notices were notices required or authorised under the said Acts

     (9) All references in this Lease to amounts (including rent) payable by the Tenant to the Landlord shall be construed as references to such amounts exclusive of Value Added Tax and the Tenant shall pay to the Landlord in addition to any such amount any Value Added Tax payable on that amount

     (10) This Lease shall be governed by and subject to the laws of England and Wales and the parties hereby submit to the jurisdiction of the Courts thereof

     IN WITNESS whereof the parties hereto have executed this Lease the day and year above written

                               THE FIRST SCHEDULE

                                     PART I

                       Description of the Demised Premises

The entire building and premises including all walls foundations roofs boilers plant machinery and lifts therein with the car parking spaces and flower beds and walls thereof known as 2 Kew Bridge Road Brentford as the same are shown for identification purposes only edged red on the plan A annexed hereto TOGETHER with the benefit of the covenants on the part of the Grantee contained or referred to in a Deed dated the Twenty-first day of November One thousand nine hundred and sixty and made between Alan Russell Smith Edward Hamilton Fleetwood Fuller and Philip Stirling Eliot (1) and Rodwell Estates Limited (2)

                                     PART II

                        Matters to which Lease is subject

All matters contained or referred to in the Charges Register of the Landlord's freehold title no NGL 518559

                               THE SECOND SCHEDULE

                          Provisions as to Rent Review

1. (a) The Landlord may require a review of the Yearly Rent at each of the Review Dates by notice (hereinafter called "a Review Notice") specifying the relevant Review Date given to the Tenant at any time before the relevant Review Date in which event the Yearly Rent payable as from the relevant Review Date shall be the higher of (i) the Yearly Rent payable immediately before such Review Date and (ii) the rack rental value of the Demised Premises at the relevant Review Date

     (b) If no Review Notice specifying a particular Review Date shall have been given to the Tenant before such Review Date then at any time thereafter the Landlord may give a Review Notice to the Tenant specifying such Review Date but save as provided in paragraph 2 of this Schedule such notice shall otherwise take effect as if the Review Notice had been given before the relevant Review Date and this Schedule shall be construed accordingly

2. If during any period whilst Rent Restriction Legislation is in force the Landlord shall be precluded by such Legislation from requiring the Tenant to pay the full amount of the Yearly Rent payable immediately before the commencement of such period or of the Yearly Rent payable as from any Review Date occurring during that period or if no review of rent shall for any reason whatsoever be carried out in respect of a Review Date falling within that period the Landlord may on each occasion during such period when such Legislation makes it lawful for the Landlord to require the Tenant to pay an increased amount of rent and also on the occasion when such period comes to an end require a supplementary review of the Yearly Rent by a Review Notice given to the Tenant before or not later than six months after the relevant occasion in which event the Yearly Rent payable as from the relevant occasion shall be the highest of (i) the Yearly Rent payable immediately before such occasion (ii) the rack rental value of the Demised Premises at such occasion and (iii) the greatest amount of yearly rent it would have been lawful to charge for the Demised Premises pursuant to the terms of such Legislation and for the purposes of the remaining provisions of this Schedule each such occasion shall be deemed a Review Date

3. Rack rental value of the Demised Premises means such rent as may be agreed or determined as hereinafter provided to be the yearly rent at which the Demised Premises could reasonably be expected to be let in the open market by a willing landlord to a willing tenant for a term equal to the term then unexpired not being less than Fifteen years by means of a lease containing the same provisions (other than as to the amount of the yearly rent but including the same provisions for rent review) as are herein contained on the following assumptions:-

         (1) that the Demised Premises are in such condition as they would have been in had the Tenant's covenants herein contained been fully complied with at that date

         (2) that if the Demised Premises have been destroyed or damaged (whether by any of the Insured Risks or otherwise) they have been completely reinstated

         (3) that the Demised Premises are vacant and fit in all respects for occupation and use by the Tenant and

         (4) that there is disregarded any effect on rent or:-

                  (a) the Tenant or an underlessee or their respective predecessors in title having been in occupation of the Demised Premises

                  (b) goodwill attaching to the Demised Premises solely by virtue of any business carried on thereat by the Tenant or an underlessee or their respective predecessors in title or their respective businesses

                  (c) any improvement lawfully carried out to the Demised Premises by the Tenant or an underlessee or their respective predecessors in title or their respective businesses at its own expense not being an improvement carried out in pursuance of an obligation to the Landlord or

                  (d) Rent Restriction Legislation

4. (1) If the Landlord and the Tenant fail to agree upon the rack rental value of the Demised Premises within two months of receipt by the Tenant of the Review Notice the same shall be determined by an independent surveyor experienced in the letting and/or valuation of premises of a similar nature to and situate in the same region as the Demised Premises and put to a use the same as or similar to that of the Tenant (hereinafter called "the surveyor") agreed upon by the Landlord and the Tenant or failing agreement appointed on the application of either of them by the President for the time being of the Royal Institution of Chartered Surveyors and no delay however long in making such application shall prejudice the right of the Landlord or the Tenant to require the rack rental value to be determined as aforesaid

         (2) The Surveyor shall notify the Landlord and the Tenant in writing of his appointment and invite the parties to submit written representations and/or valuations to him within such reasonable period (being not longer than twenty-eight days) as he may specify

         (3) The Surveyor shall act as an expert in reaching his decision and he shall be obliged to consider any representations and/or valuations submitted to him and his decision shall be final and binding on the parties

         (4) The fees of the Surveyor shall be paid as directed by the Surveyor

         (5) If the Surveyor shall fail to reach a decision and give notice thereof to the Landlord and the Tenant within three months after his appointment or such longer period as the Landlord and the Tenant may from time to time agree or if he shall relinquish his appointment or die or if it shall become apparent that for any reason he will be unable to complete his duties hereunder the Landlord and the Tenant may apply to the said President for a substitute to be appointed in his place which procedure may be repeated as many times as necessary

         (6) If the said president shall for any reason not be available or be unable or unwilling to make any appointment applied for pursuant to this paragraph at the time of application therefor the appointment may be made by the Vice-President or next senior officer of the said Institution then available and able and willing to make such appointment or if no such officer of the said Institution shall be available and able and willing by such officer of such other professional body of surveyors as the Landlord shall nominate and any reference herein contained to the said President shall be deemed to include a reference to such Vice-President or other officer

5. If the rent payable as from any Review Date shall not have been agreed or determined by that Review Date the Tenant shall continue to pay rent at the rate payable immediately before that Review Date but immediately upon the rent payable as from that Review Date being agreed or determined shall pay to the Landlord on demand the balance (if any) due from the Tenant in respect of the period from that Review Date to the Quarter Day next after the rent payable as from that Review Date shall have been agreed or determined together with interest on such balance at the Prescribed Rate calculated on a day-to-day basis for the period from that Review Date to the date of payment of such balance

         6. A Memorandum in such form as the Landlord's Solicitors shall reasonably require recording the amount of the Yearly Rent payable from the review date shall be endorsed on the Lease and on the Counterpart Lease and each party shall bear its own costs in connection therewith

         THE COMMON SEAL of BRIDGER
         PROPERTIES LIMITED was hereunto
         affixed in the presence of:

                                                               [SEAL]

             /s/ [ILLEGIBLE]              Director



             /s/ [ILLEGIBLE]              Secretary



         THE COMMON SEAL of NEWS
         INTERNATIONAL PLC was
         hereunto affixed in the
         presence of:


                                          Director



                                          Secretary

               DATED                                          1997
                    ------------------------------------------





                              BARELLA ESTABLISHMENT



                                       To



                           REED TELEPUBLISHING LIMITED





                                 [COUNTERPART]


                                     LICENCE

                             To make alterations at
                                2 Kew Bridge Road
                               Brentford Middlesex







                              PRITCHARD ENGLEFIELD
                                 14 New Street
                                 London EC2M 4TR
                               Tel: 0171 072 9720
                                Fax:0171 972 9721
                             Ref: DRL/mt/Barella.Lic

THIS DEED is made the                 day of                       One thousand
nine hundred and ninety seven BETWEEN BARELLA ESTABLISHMENT OF VADUZ whose address for service in the United Kingdom is at 14 New Street London EC2M 4TR (hereinafter called the Landlord") of the one part and REED TELEPUBLISHING LIMITED registered number 181427 whose registered office is at Church Street Dunstable Bedfordshire LU5 4HB (hereinafter called the Tenant) of the other part /s/ [ILLEGIBLE]

WHEREAS:

(1) By a Lease (hereinafter called "the Lease") short particulars whereof appear in the First Schedule ALL THAT the premises described in the Second Schedule (hereafter called "the demised premises") TOGETHER
         WITH the rights set out in the Lease were demised for the term and at the yearly rent as in the Lease set out and subject to the tenant's covenants and conditions and to the exceptions and reservations therein contained

(2) The Lease contained a covenant on the part of the Tenant inter alia not without the prior written consent of the landlord to make any alterations or additions to the plan or elevation of the demised premises

(3) The Tenant is desirous of carrying out certain works and alterations to the demised premises in accordance with the attached drawing prepared by Weatherglaze and numbered 2KBR/I 2KBR/2(a) 2KBR/3 2KBR/4 and 2KBR/7 (hereinafter called "the drawings") full particulars whereof appear in the Third Schedule all such work and alterations being hereinafter referred to as "the works" and has requested the Landlord to grant a licence to execute the works which the Landlord has agreed to do in consideration of the Tenant entering into the covenants and subject to the terms hereinafter contained

(4)      This Deed is supplemental to the Lease

NOW THIS DEED WITNESSES as follows:-


1. IN pursuance of the said agreement and in consideration of the covenants on the part of the Tenant hereinafter contained the Landlord at the request of the Tenant hereby gives licence and authority to the execution of the works at the demised premises

2. IN consideration of the licence hereinbefore contained the Tenant for Itself and its successors in title HEREBY COVENANTS with the Landlord as follows:-

2.1 To carry out the works with due diligence and speed within three months from the date hereof strictly in accordance with the drawing and the particulars set out in the Third Schedule and in accordance with the provisions of Planning Consent dated 20th February 1997 issued by the London Borough of Hounslow and with good quality materials and in a good and workmanlike manner and with due regard to modern standards of building and workmanship to the reasonable satisfaction of the surveyor to the Landlord whose proper fees together with V.A.T. thereon shall be borne by the Tenant and to make good to the like satisfaction all damage caused directly or indirectly by the carrying out of the works It is AGREED AND DECLARED that by expressing such satisfaction the obligations of the Tenant hereunder shall not be affected or lessened in any way

2.2 To do all things necessary and make all payments required for obtaining all necessary consents for the works including the consents of the local and/or any other authority (including any Utility) and also the Insurance Company with which the demised premises are insured against fire and to produce all necessary consents to the Landlord before commencing any part of the works

2.3 To observe and perform all statutory requirements and any conditions imposed by any of the consents referred to in sub--clause 2.2 hereof and any conditions and requirements of the insurers of the demised premises as a result of the carrying out of the works and to pay to the landlord any increased insurance premium payable in respect of the demised premises and/or the building (without prejudice to any other obligation imposed by the Lease) occasioned by the works

2.4      Without prejudice to any other provision hereof

2.4.1 to obtain the consent of the Fire Officer to the works and the mode of execution thereof

2.4.2 to observe and perform any requirements of the Fire Officer and the Fire Authority in relation to the works and in particular but without prejudice to the generality of the foregoing not to impede the fire escape routes from the demised premises

2.4.3 not to do anything which may infringe the Fire Certificate for the demised premises

2.4.4             to comply with any applIcable code of building practice

2.4.5 to carry out the works in a manner which causes the least possible inconvenience or annoyance to the owners or occupiers of any neighbouring premises

2.5      During the execution of the works

2.5.1 to keep all materials and equipment stored inside the demised premises

2.5.2             not to cause or permit

2.5.2.1 any damage disturbance annoyance nuisance or inconvenience whether by noise dust vibration the emission of smoke fumes or effluvia or otherwise to the Landlord or to the owners or occupiers of any adjoining or neighbouring property

2.5.2.2 any damage or disturbance to or weakness or render unsafe the structure of the demised premises or any adjoining or neighbouring property or any plant or machinery at the demised premises

2.5.2.3 the infringement interruption or destruction of any right easement or privilege

2.5.2.4 the interruption of any service to or from adjoining or neighbouring property

2.6 The Tenant hereby admits that this Licence and the Lease constitute a valuable consideration for the covenants on the part of the Tenant herein contained to execute and complete the works and that the Tenant shall not be entitled to compensation in respect thereof upon quitting the demised premises or at any other time

2.7 To indemnify and keep fully and effectively indemnified the Landlord and the occupiers of any adjoining or neighbouring premises and all persons who are at any time present thereon or have any interest therein from and against damage or injury thereto and to themselves and to their respective property and from and against all costs claims demands proceedings and liability whatsoever incurred by or made against any of them directly or indirectly resulting from or arising out of the works or any breach or non-observance or non-performance of the covenants on the Tenant's part herein contained and any injury or damage (including death) whether to person or property real or personal arising out of or in any way connected with the granting of this Licence or the construction or use of the works

2.8 If required by the Landlord on the happening of any of the following events the Tenant will at its own cost reinstate the demised premises to their former condition and carry out such works of reinstatement to the satisfaction and under the supervision of the surveyor to the landlord Whose proper fees in connection with the supervision of such work shall be borne by the Tenant The said events are:-

2.8.1             the expiration or sooner determination of the Lease

2.8.2             when this Licence becomes void or voidable

3.       PROVIDED ALWAYS AND IT IS HEREBY EXPRESSLY AGREED AND DECLARED THAT:-

3.1 Nothing in this Deed shall authorise the carrying out of any works other than the works herein provided and if the works shall not be completed to the satisfaction of the surveyor to the Landlord within three months from the date hereof then the Licence and authority given by this Deed to carry out the works shall at the option of the Landlord exercisable in writing be voidable and

3.2 When the carrying out of the works has been completed the restrictions and other covenants on the part of the Tenant and the provisions contained in the Lease shall be applicable to the demised premises in their then altered state in the same manner and as fully and extensively as if the demised premises had contInued in the same state as the same are at present

3.3 During the following the execution of the works all covenants on the part of the Tenant contained herein shall be deemed to be incorporated into the Lease and the rights of re-entry contained in the Lease shall be construed and have effect accordingly

3.4 The works are not improvements for the purposes of the Landlord and Tenant Act 1927 Part I and are carried out by the Tenant to suit its own personal requirements and neither the Tenant nor any other persons shall be entitled to compensation in respect of them at the expiry or sooner determination of the term of the Lease or at any other time

3.5 The works shall be disregarded on any review of the rent under the Lease.

4. THE proper costs of the preparation and completion of this Deed in duplicate and all disbursements including stamp duty and surveyor's fees and all Value Added Tax shall be borne by the Tenant

6. REFERENCES to "the Landlord" and "the Tenant" shall include their respective successors in title

6. ON completion of this Deed the Tenant shall cause a memorandum to be indorsed on the Lease in the following form:

MEMORANDUM by a Deed dated                                            1997 the
Landlord consented to certain alterations to the demised premises and the Tenant covenanted to reinstated as mentioned in the Deed"

IN WITNESS whereof the parties hereto have executed these presents as a Deed and delivered them the day and year first before written


                   THE FIRST SCHEDULE HEREINBEFORE REFERRED TO



Date of Lease:           1st September 1987

Landlord:                Bridger Properties Limited

Tenant:                  News International plc

Term:                    25 years from 24th June 1987

Rent:                    Initial Rent L.320,000 per annum

                  THE SECOND SCHEDULE HEREINBEFORE REFERRED TO

                          (being the demised premises)

         ALL THAT building and premises known as Number 2 Kew Bridge Road Brentford Middlesex


                   THE THIRD SCHEDULE HEREINBEFORE REFERRED TO
                                (being the works)

Erection of a conservatory to the rear of the existing building



SIGNED on behalf of BARELLA      )
ESTABLISHMENT by [               )
                              ]  )
duly authorised in that behalf   )

THE COMMON SEAL of REED          )
TELEPUBLISHING LIMITED           )
Was hereunto affixed as a Deed   )
In the presence of:              )



                                    Director           [ILLEGIBLE]

[SEAL]

                                    Director           [ILLEGIBLE]

                             RENT REVIEW MEMORANDUM



Date of Lease            :         1 September 1987

Demised Premised         :         Utell House, 2 Kew Bridge Road, Brentford,
                                   Middlesex

Landlord                 :         Bridger Properties Limited

Present Landlord         :         Barella Establishment

Tenant                   :         News International plc

Present Tenant           :         REZsolutions Limited


The Landlord and the Tenant hereby declare that the rent reserved by the above mentioned Lease has been reviewed in accordance with its provisions and will remain at (pound)340,000 per annum as from 24 June 1997 until the next review date thereunder.




Signed /s/ [ILLEGIBLE]
       ---------------------------------
On behalf of Barella Establishment


Signed /s/ [ILLEGIBLE]
       ---------------------------------
On behalf of REZsolutions Limited

Dated this 18th day of June l998

                                        DATED 26th OCTOBER 1989



                                          BARELLA ESTABLISHMENT


                                                 - to -



                                         NEWS INTERNATIONAL PLC


                                                 - and -


                                         REED INTERNATIONAL PLC



                                           -------------------

                                            LICENCE TO ASSIGN

                                               premises at

                                            2 Kew Bridge Road
                                           Brentford Middlesex

                                           -------------------








                                      Pritchard Englefield & Tobin
                                      23 Great Castle Street
                                      London W1N 8NQ

                                      Ref:     CLO/12332/1
                                               CLO/5119Q(v2) 17071989

THIS DEED made the 26th day of October One thousand nine hundred and eighty-nine BETWEEN BARELLA ESTABLISHMENT of PO Box 136 Sarnia House Le Truchot St Peter Port Guernsey Channel Islands (hereinafter called "the Landlord") of the first part NEWS INTERNATIONAL PLC whose registered office is situate at PO Box 495 1 Virginia Street London E1 9XY (hereinafter called "the Tenant") of the second part and REED INTERNATIONAL PLC whose registered office is at Reed House 6 Chesterfield Gardens London W1A 1EJ (hereinafter called "the Assignee") of the third part

WHEREAS:-

(1) By a Lease (hereinafter called "the Lease") short particulars whereof appear in the First Schedule hereto ALL THAT the premises described in the Second Schedule hereto (hereinafter called "the demised premises") TOGETHER WITH the rights set out in the Lease were demised to the Tenant for the term and at the yearly rent as in the Lease set out and subject to the tenant's covenants and conditions and to the exceptions and reservations therein contained

(2) The Lease contains restrictions on the right of the Tenant to assign

(3) The reversion immediately expectant upon the determination of the term created by the Lease is now vested in the Landlord

(4) The term created by the Lease is still vested in the Tenant

(5) The Tenant desires to assign the demised premises to the Assignee for the unexpired residue of the term created by the Lease and the Tenant has requested the Landlord to grant a Licence for this purpose which the Landlord has agreed to do in consideration of the Assignee entering into the covenant hereinafter contained

NOW THIS DEED WITNESSES as follows:

1. IN pursuance of the said agreement and in consideration of the covenants on the part of the Assignee hereinafter contained the Landlord at the request of the Tenant hereby gives Licence and Authority to the assignment by the Tenant to the Assignee of ALL THAT the estate of the Tenant in the Lease PROVIDED that this Licence is restricted to the particular Assignment hereby authorised and that save as aforesaid the covenants in the Lease against assignment or underletting shall remain in full force and effect and PROVIDED FURTHER that this Licence shall lapse unless the Assignment hereinbefore permitted shall have been registered with the Solicitors for the Landlord as required by the Lease within twenty-one days from the date thereof

2. IN consideration of the Licence hereinbefore contained the Assignee HEREBY COVENANTS with the Landlord that as from the date when the Tenant's estate and interest in the Lease shall be assigned to the Assignee pursuant to the Licence hereinbefore contained and thenceforth during the residue of the term granted by the Lease the Assignee will pay the respective rents reserved by the Lease and all other sums and payments therein covenanted to be paid by the tenant at the respective times and in manner therein appointed for the payment thereof and further covenants with the Landlord duly to observe and perform the several covenants and conditions on the part of the Tenant therein contained

3. THE landlord's legal costs in the preparation of this deed in duplicate plus value added tax shall be borne by the Tenant

4. THE Lease shall be deemed varied to the effect that the words "NEWS INTERNATIONAL PLC" appearing in clause 3(21)(d) on page 19 shall be deemed deleted and replaced by the words "REED INTERNATIONAL PLC"

IN WITNESS whereof the parties hereto have executed these presents the day and year first above written


                      THE FIRST SCHEDULE above referred to

                     (being short particulars of the Lease)

1.       Date of Lease:                1st September 1987
2.       Landlord:                     Bridger Properties Limited
3.       Tenant:                       News International Plc
4.       Term:                         25 years from the 24th day of June
                                       1987
5.       Rent:                         L.320,000 p.a. (subject to review)


                      THE SECOND SCHEDULE above referred to

                    (Being the premises demised by the Lease)


ALL that building and premises known as 2 Kew Bridge Road Brentford Middlesex shown for identification purposes only edged red on the Lease plan together with the rights but subject to the covenants terms and conditions as in the Lease set out.

                                        For LBI FINANZ ANSTALT
                                          POSTFACH 70
                                            FL 9490 VADUZ
                                              LIECHTENSTEIN

SIGNED on behalf of      )              /s/ [ILLEGIBLE]
BARELLA ESTABLISHMENT    )              ---------------------------
by                       )                   AUTHORISED SIGNATORIES



                           /s/ [ILLEGIBLE]  Director


                              Authorised Signatory



THE COMMON SEAL of       )
REED INTERNATIONAL PLC   )
was hereunto affixed     )
in the presence of:-     )


          Director

[SEAL]

          Secretary

                                            DATED 26th October 1989
                                            -----------------------


                                             BARELLA ESTABLISHMENT


                                                     -to-


                                            NEWS INTERNATIONAL PLC



                                         ----------------------------


                                                    LICENCE

                                            to make alterations at
                                               2 Kew Bridge Road
                                                   Brentford
                                                   Middlesex


                                         ----------------------------






                                         Pritchard Englefield & Tobin
                                         23 Great Castle Street
                                         London W1N 8NQ
                                         Tel: 01-629 8883 Telex: 23836

                                         Ref: CLO/12332/l
                                              CLO/5132Q(V2) 17071989

THIS DEED is made the 23rd day of October One thousand nine hundred and eighty-nine BETWEEN BARELLA ESTABLISHMENT of P.O. Box 136 Sarnia House Le Truchot St. Peter Port Guernsey Channel Islands (hereinafter called "the Landlord") of the one part and NEWS INTERNATIONAL PLC whose registered office is situate at P.O. Box 495 1 Virginia Street London El 9XY (hereinafter called "the Tenant") of the other part

WHEREAS:

(1) By a Lease (hereinafter called "the Lease") short particulars whereof appear in the First Schedule hereto ALL THAT the premises described in the Second Schedule hereto (hereinafter called "the demised premises") TOGETHER WITH the rights set out in the Lease were demised to the Tenant for the term and the yearly rent as in the Lease set out and subject to the Tenant's covenants and conditions and to the exceptions and reservations therein contained

(2) The Lease contained a covenant on the part of the Tenant inter alia not without the prior written consent of the Landlord such consent not to be unreasonably withheld to make connections to the conducting media in the demised premises

(3) The Tenant is desirous of making connections to the conducting media in the demised premises full particulars whereof appear in the Third Schedule hereto and in accordance with the drawing marked "A" annexed hereto all such work and alterations being hereinafter referred to as

"the works" and has requested the Landlord to grant a licence to execute the works which the Landlord has agreed to do in consideration of the Tenant entering into the covenants and subject to the terms hereinafter contained NOW THIS DEED WITNESSETH as follows:

1. IN pursuance of the said agreement and in consideration of the covenants on the part of the Tenant hereinafter contained the Landlord at the request of the Tenant hereby gives licence and authority to the execution of the works at the demised premises in accordance with the said drawing

2. IN consideration of the licence hereinbefore contained the Tenant for itself and its successors in title HEREBY COVENANTS with the Landlord as follows:-

         (a) To carry out the works strictly in accordance with the particulars set out in the Third Schedule hereto and the said drawing and with appropriate materials and in a good and workmanlike manner to the reasonable satisfaction of the surveyor to the Landlord whose fees shall be borne by the Tenant and to make good to the like satisfaction all damage caused directly or indirectly by the carrying out of the works

         (b) To do all things necessary and make all payments required for obtaining all necessary consents (if any) including the consent of the local and/or any other authority and also the Insurance Company with which the demised premises are insured against fire and to produce the same to the Landlord before the works commence

                                  [FLOORPLAN]

         (c) The works shall become and remain the property of the Landlord (subject to this Licence and the Lease)

         (d) To observe any conditions imposed by the insurers of the demised premises as a result of the works

         (e) To indemnify and keep indemnified the Landlord from and against all costs claims demands and liability whatsoever directly or indirectly resulting from or arising out of the works or any breach or non-observance of the covenants on the Tenant's part herein contained and any injury or damage whether to person or property real or personal arising out of or in any way connected with the granting of this licence or the construction or use of the works

         (f) If reasonably required by the Landlord on the happening of any of the following events the Tenant will at its own cost reinstate the demised premises to their former condition and carry out such works of reinstatement to the reasonable satisfaction and under the supervision of the surveyor to the Landlord whose reasonable fees in connection with the supervision of such work shall be borne by the Tenant The said events are:-

         (i) the expiration or sooner determination of the Lease

         (ii) when this Licence becomes void or voidable

3. PROVIDED ALWAYS AND IT IS HEREBY EXPRESSLY AGREED AND DECLARED THAT:-

         (a) Nothing in this licence shall authorise the carrying out of any works other than the works herein provided and if the works shall not be completed to the satisfaction of landlord and its surveyor within six months from the date hereof then this Licence shall lapse

         (b) When the carrying out of the works has been completed the restrictions and other covenants on the part of the Tenant and the provisions contained in the Lease shall be applicable to the demised premises in their then altered state in the same manner and as fully and extensively as if the demised premises had continued in the same state as the same are at present

4. THE reasonable costs of this Deed in duplicate and all disbursements including reasonable surveyor's fees and all Value Added Tax shall be borne by the Tenant

IN WITNESS whereof the parties hereto have executed these presents the day and year first before written


                   THE FIRST SCHEDULE hereinbefore referred to

                     (being short particulars of the Lease)

Date of Lease:                           1st September 1987
Landlord:                                Bridger Properties Limited
Tenant:                                  News International Plc
Term:                                    25 years from the 24th day of June
                                         1987
Rent:                                    L.320,000 p.a. (subject to review)

                  THE SECOND SCHEDULE hereinbefore referred to

                          (being the demised premises)

ALL THAT building and premises known as 2 Kew Bridge Road, Brentford, Middlesex shown for identification purposes only edged red on the Lease plan together with the rights but subject to the covenants terms and conditions as in the Lease set out


                   THE THIRD SCHEDULE hereinbefore referred to

                                (being the works)

Wiring of 38 electrical data and telephone sockets from existing riser


                                  For LBI FINANZ ANSTALT
                                    POSTFACH 70
                                      FL 9490 VADUZ
                                        LIECHTENSTEIN

SIGNED on behalf of      )        /s/ [ILLEGIBLE]
BARELLA ESTABLISHMENT    )        ---------------------------
by:-                     )             AUTHORISED SIGNATORIES


                                  /s/ [ILLEGIBLE]
                                  Authorised Signatory





THE COMMON SEAL of       )
NEWS INTERNATIONAL PLC   )
was hereunto affixed     )
in the presence of:-     )

                                                                         [SEAL]


/s/ [ILLEGIBLE]
     Director


/s/ [ILLEGIBLE]
     Secretary